Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following supplemental pro forma information of I-ON Communications Corp., f/k/a Evans Brewing Company, Inc. (“Evans”) is presented for informational purposes only, as an aid to understanding the combined financial results of I-ON Communications Co, Ltd. and Evans Brewing Company, Inc. This unaudited pro forma condensed combined financial information should not be considered a substitute for the historical financial information prepared in accordance with generally accepted accounting principles (“GAAP”), as presented in Exhibit 99.1 and 99.2 of this Current Report on Form 8-K. The unaudited pro forma consolidated financial information disclosed in this report is for illustrative purposes only and is not necessarily indicative of results of operations that would have been achieved had the pro forma events taken place on the dates indicated, or of the Company’s future consolidated results of operations.

On January 25, 2018, Evans executed an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”), with I-ON Communications Co., Ltd., a company organized under the laws of the Republic of Korea (South Korea) (“I-ON”) and I-ON Acquisition Corp., a wholly-owned subsidiary of Evans (“Acquisition”). Pursuant to the terms of the Merger Agreement, Acquisition merged with and into I-ON in a statutory reverse triangular merger (the “Merger”) with I-ON surviving as a wholly-owned subsidiary of Evans.  As consideration for the Merger, Evans agreed to issue the shareholders of I-ON (the “I-ON Holders”) an aggregate of 26,000,000 shares of Evans’ common stock, par value $0.001 per share (the “Common Stock”) in accordance with their pro rata ownership of I-ON capital stock.  Following the Merger, Evans adopted the business plan of I-ON in information technology consultancy and software development.

The Merger will be accounted for as a reverse business combination. Under this method of accounting, I-ON will be treated as the acquiring company for financial reporting purposes. Accordingly, for accounting purposes, the Merger will be treated as the equivalent of Evans issuing stock for the net assets of I-ON, accompanied by a recapitalization. The net liabilities of Evans will be stated at fair value, while the assets and liabilities of I-ON are recognized at their historical basis.

The unaudited pro forma condensed combined financial statements are derived from and should be read in conjunction with historical consolidated financial statements and related notes of I-ON, which are included in its financial statements for the years ended December 31, 2017 and 2016, which are filed as Exhibit 99.1 and 99.2 of the Current Report on Form 8- K to which this is an exhibit. The unaudited pro forma condensed combined balance sheet as of December 31, 2017, are presented herein.

12/31/2017
ASSETS	Evans Brewing	I-ON Communications Ltd. (a)	Pro-forma Adjustments	I-ON Communications Corp.

Current Assets
Cash	-	1,439,700	-	1,439,700
Restricted cash	-	1,795,781	-	1,795,781
Short-term financial instruments	-	746,687	-	746,687
Short-term loans	-	112,003	-	112,003
Accounts receivable	124,638	4,014,388	-	4,139,026
Misc receivable	400,000	-	-	400,000
Inventory	292,764	-	-	292,764
Deposits-short term	47,203	-	-	47,203
Prepaid expense and other	25,600	537,402		563,002
Total Current Assets	890,204	8,785,044	-	9,675,248

Non-current Assets
Investments	-	136,271	-	136,271
Property & equipment, net	1,596,945	69,455	-	1,666,400
Intangible assets, net	-	74,642	-	74,642
Deposits	67,500	392,095	-	459,595
Liquor license	135,968	-	-	135,968
Deferred tax asset	11,668	879,957	-	891,625
Total Non-current Assets	1,812,081	1,552,420	-	3,364,501
Total Assets	2,702,285	10,198,381	-	12,900,666

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Bank overdraft	30,976	-	-	30,976
Accounts payable	387,846	520,045	-	907,891
Accrued interest	58,801	-	-	58,801
Accrued salary	54,832	-	-	54,832
Accrued expenses and other	-	1,197,005	-	1,197,005
Value-added tax payable	-	184,186	-	184,186
Deferred revenue	14,215	-	-	14,215
Payable-credit cards	20,417	-	-	20,417
Refundable deposits	96,684	-	-	96,684
Total notes payable	2,524,378	-	-	2,524,378
Total Current Liabilities	3,188,151	1,901,236	-	5,228,470

Long Term Liabilities
Long-term debt, net of current portion	-	280,007	-	280,007
Deferred tax liability	11,668	-	-	11,668
Total Long Term Liabilities	11,668	280,007	-	291,675
Total Liabilities	3,199,819	2,320,326	-	5,520,146

Stockholders' Equity
Preferred stock	100	-	(100)	-
Common stock	490	1,203,383	(1,200,673)	3,200
Additional paid in capital	3,510,977	2,011,254	(798,688)	4,723,543
Accumulated other comprehensive loss		274,468		274,468
Accumulated deficit	(4,009,100)	4,527,781		518,681
Non-controlling interests		252		252
Total Company Stockholders' Equity	(497,533)	8,017,138		7,519,605

Total Liabilities and Stockholders' Equity	2,702,285	10,198,381	-	12,900,666

(a) Reflects 100% of assets, liabilities, income and expenses of I-ON Communications, Ltd.

	Evans Brewing	I-ON Communications Ltd. (a)	Pro-forma adjustments	I-ON Communications Corp
Net Sales	2,336,804	9,206,355	-	11,543,159
Cost of goods sold	2,347,515	6,199,386	-	8,546,901
Gross Profit	(10,711)	3,006,969	-	2,996,258

Operating Expense:
General and administrative	1,370,386	1,749,576	-	3,119,962
Research and development	-	670,714	-	670,714
Total operating expense	1,370,386	2,420,290	-	3,790,676

Income from operations	(1,381,097)	586,679	-	(794,418)

Other income (expense)	321	-	-
Interest income	-	49,020	-	49,020
Gain on foreign currency exchange, net	-	(12,525)	-	(12,525)
Miscellaneous income (expense), net	-	(393,006)	-	(393,006)
Interest expense	(60,717)	(10,149)	-	(70,866)
Total other income (expense), net	(60,396)	(366,660)	-	(427,056)
			-
Income before provision for income taxes	(1,441,493)	220,019	-	(1,221,474)

Provision for income tax	5,570	146,901	-	152,471
Net income before income or loss on equity investments in affiliates and non-controlling interest	(1,447,063)	73,118	-	(1,373,945)
Income (loss) on equity investments in affiliates	-	(54,100)	-	(54,100)
Net income (loss) before non-controlling interest	(1,447,063)	19,018	-	(1,428,045)
Non-controlling interest	-	91	-	91
Net income (loss)	(1,447,063)	19,109	-	(1,427,954)

Earnings (loss) per share;			-
Basic and Diluted	(0.30)	(0.01)	-	(0.04)
Weighted average number of shares outstanding (Basic and Diluted)	4,802,240	2,808,214	-	32,000,000
			-
Comprehensive income statement:			-
Net income	(1,447,063)	19,018	-	(1,428,045)
Foreign currency translation	-	747,785	-	747,785
Total comprehensive income	-	766,803	-	766,803